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                                                                 EXHIBIT (a)(15)

                         TENDER OFFER INSTRUCTION FORM
                 PARTICIPANTS OF THE DETROIT DIESEL CORPORATION
                       NONEXEMPT EMPLOYEES' SAVINGS PLAN

                 BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ
                          THE ACCOMPANYING INFORMATION

    In response to the offer of Diesel Project Development Inc., a wholly owned subsidiary of DaimlerChrysler North America Holding Corporation to purchase shares of Detroit Diesel common stock for cash at a price of $23.00 per share, (subject to the terms and conditions of the enclosed "Offer to Purchase for Cash" dated July 31, 2000 (the "Offer")), I hereby instruct Vanguard Fiduciary Trust Company to sell or not to sell my Detroit Diesel common stock allocated to my plan account in response to the Offer as follows (PLEASE CHECK ONE BOX BELOW AND COMPLETE):

/ / I DIRECT VANGUARD TO SELL ALL OF THE SHARES CREDITED TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.

/ / I DIRECT VANGUARD TO SELL   % OF THE SHARES CREDITED TO MY PLAN ACCOUNT IN
RESPONSE TO THE OFFER.

/ / I DIRECT VANGUARD NOT TO SELL ANY OF THE SHARES CREDITED TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.

    IMPORTANT: THE TERMS OF YOUR PLAN GENERALLY PROVIDE THAT IF YOU DO NOT RESPOND, VANGUARD WILL NOT TENDER YOUR SHARES. INSTRUCTION CARDS SIGNED AND RETURNED WITHOUT A BOX CHECKED WILL BE INCOMPLETE AND, THEREFORE, WILL BE TREATED AS IF NO RESPONSE WAS PROVIDED.

    NOTE: YOU MAY FAX YOUR COMPLETED AND SIGNED FORM TO VANGUARD'S ATTENTION AT
          1-877-262-2004. FAXES WILL BE RECEIVED DURING NORMAL BUSINESS HOURS.

    All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including Detroit Diesel Corporation, DaimlerChrysler or any of their respective directors, officers, employees or affiliates..

    If you have any questions about the procedures for responding to Vanguard, please contact Vanguard Participant Services at 1-800-523-1188.

THIS FORM SHOULD BE RECEIVED BY 12:00 NOON, TUESDAY, AUGUST 22, 2000 (UNLESS THE OFFER IS EXTENDED).

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Signature                                                     Date

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Please Print Name                                             Daytime Phone Number

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Social Security Number
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